Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-3ASR

(Form Type)

CAMDEN PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate (2)	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities	457(r)

	Equity	Preferred Shares	457(r)

	Equity	Common Shares	457(r)

	Other	Securities Warrants	457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A

	Total Fees Previously Paid					N/A

	Total Fee Offsets					N/A

	Net Fees Due					N/A

(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities which may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or which are represented by depositary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities which may be offered or issued in connection with any share split, share dividend or pursuant to the anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities which are issuable upon conversion, exercise or exchange of other securities.

(2)

In accordance with Securities Act Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.